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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

Click Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001107050	36-4088644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this amendment is to file unaudited interim financial statements for bTrade Inc., these statements are for the interim periods ended June 30, 2004 and 2003. This amendment also updates the pro forma financial statements filed in Form 8/KA dated September 13, 2004 for the finalization of the valuation of the intangible assets. The financial statements as of June 30, 2004 and for the periods ended June 30, 2003 and 2004 have not been audited or reviewed.

Item 9.01    Financial Statements and Exhibits.

  (a)
  Unaudited, unreviewed interim financial statement of bTrade Inc. for the periods ended June 30, 2004 and 2003

    Revised pro forma financial statements

    Schedule of the calculation of the purchase price

    Schedule of the nature of the identifiable intangible assets

bTRADE, INC.
INDEX

PART I.	FINANCIAL INFORMATION
Item 9.01	Financial Statements
Condensed Consolidated Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the six months ended June 30, 2004 (unaudited) and 2003 (unaudited)
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

Item 9.02. Financial Statements

bTRADE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30, 2004	December 31, 2003
	(unaudited, unreviewed)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$9	$972
Trade accounts receivable, net	680	665
Prepaids and other current assets	142	135

Total current assets	831	1,772
Property and equipment, net	429	536
Other assets	10	35

Total assets	$1,270	$2,343

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$319	$275
Deferred revenue	1,440	1,203
Accrued expenses and other current liabilities	337	199
Notes payable and accrued interest	1,301	1,380

Total current liabilities	3,397	3,057
Other liabilities	—	—

Total liabilities	3,397	3,057

Shareholders' equity:
Preferred stock	227	227
Common stock,	71	71
Additional paid-in capital	28,185	28,185
Deferred compensation	(23)	(25)
Note receivable officer	(100)	(100)
Accumulated deficit	(30,487)	(29,072)

Total shareholders' equity	(2,127)	(714)

Total liabilities and shareholders' equity	$1,270	$2,343

The accompanying notes are an integral part of these condensed consolidated financial statements.

bTRADE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands, except per share data)
(Unaudited, unreviewed)

	Six months ended June 30,
	2004	2003
Revenues
Product:
Product license	$532	1,213
Services	1,802	1,936

Total revenue	2,334	3,149
Cost of revenues:
Product	121	276
Service	994	1,068

Total cost of revenues	1,115	1,344

Gross profit	1,219	1,805

Operating expenses:
Sales and marketing	1,028	1,321
Research and development	623	801
General and administrative	913	1,004

Total operating expenses	2,564	3,126

Operating loss	(1,345)	(1,321)

Other expense, net	(70)	(135)

Income (loss) before income taxes	(1,415)	(1,456)
Income tax expense	—	—

Net loss	$(1,415)	$(1,456)

The accompanying notes are an integral part of these condensed consolidated financial statements.

bTRADE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited, unreviewed)

	Six months ended June 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(1,415)	$(1,456)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of stock-based compensation	2	5
Depreciation and amortization	107	373
Loss on disposal of fixed assets	—	146
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(15)	380
Prepaids and other current assets	(7)	111
Accounts payable	44	(232)
Deferred revenue	237	92
Accrued expenses and other current liabilities	59	(44)
Other, net	25	9

Net cash provided by (used in) operating activities	(963)	(616)
Cash flows from investing activities:
Net cash provided by (used in) investing activities	—	—
Cash flows from financing activities:
Payments under capital lease obligations	—	(6)
Payments on notes payable	—	(196)
Cash received for issuance of preferred stock	—	823

Net cash provided by (used in) financing activities	—	621

Net increase (decrease) in cash and cash equivalents	(963)	5
Cash and cash equivalents at beginning of period	972	1,035

Cash and cash equivalents at end of period	9	1,040

Supplemental disclosures:
Interest paid	$79	$65
Income taxes paid	$—	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

BTRADE, INC.
NOTES TO THE FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        The unaudited condensed consolidated financial statements include the accounts of bTrade, Inc. (the "Company") reflect all adjustments (which are normal and recurring in nature) that, in the opinion of management, are necessary for a fair presentation of the interim periods presented. The results of operations for the interim period presented is not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending December 31, 2004. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the Company's audited consolidated financial statements and notes included in the Company's Annual Report.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Cost Recognition

        The Company recognizes product license revenue from licensing the rights to use its software on a perpetual basis. Software licenses that are limited in duration to typically 12-24 months are recognized as subscriptions as they are required to be included with a hosting arrangement. The Company generates consulting and implementation service revenues from integrating its software, performing needs analyses for customers and providing training services. Maintenance and hosting revenues are generated under contracts that provide customers with maintenance, product support and hosting services.

        The Company recognizes software license and other related revenue, including revenue associated with multiple element contracts that contain software elements, in accordance with Statement of Position ("SOP") No. 97-2 "Software Revenue Recognition" as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." For those contracts that either do not contain a services component or that have services which are not essential to the functionality of any other element of the contract, software license revenue is recognized upon delivery of the Company's software provided that the fee is fixed and determinable, persuasive evidence of an arrangement exists and collection of the resulting receivable is considered probable. Revenue from service contracts is typically recognized as the services are performed. Revenue to be recognized from software arrangements involving multiple elements is allocated to each element based on the residual value method in accordance with SOP 89-9. Under the residual method, if vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, but does not exist for the delivered elements, revenue is allocated to the undelivered elements based on VSOE of fair market value and the residual is allocated to the delivered element. The Company determines VSOE for each element by assessing the price charged when the same element is sold separately. The Company has analyzed all of the elements included in its multiple-element arrangements and determined that it has sufficient VSOE to allocate revenue to maintenance services, consulting and implementation services and training elements of its perpetual license arrangements. The Company sells its professional services and training separately, and has established VSOE on this basis. VSOE for maintenance is determined based upon the customer's annual renewal rates. Accordingly, revenue from perpetual licenses is typically recognized upon delivery using the residual method, assuming all other requirements of SOP 97-2 are met.

        The Company records deferred revenue on software contracts for which it has billed or collected amounts, but for which the requirements for revenue recognition have not been met. The Company's software is generally licensed on either a perpetual basis or through a subscription. Revenues related to arrangements with multiple elements but that do not contain software elements are allocated to the individual elements in accordance with EITF Issue No. 00-21, "Revenue Arrangements with Multiple Elements," ("EITF 00-21") based upon verifiable, objective evidence of the fair values of each accounting unit.

        Revenue from contracts in which the Company's services are essential to the functionality of the other elements of the contract is recognized using the percentage-of-completion method under contract accounting as services are performed, as the Company delivers, configures and installs the software. The percentage completed is measured as the percentage of labor hours incurred to date in relation to estimated total labor hours. For arrangements in which percentage-of-completion accounting is used, the Company records cash receipts.

3.     COMMITMENTS AND CONTINGENCIES

        In November 2002, the FASB issued FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of others. Under the Company's standard software license agreements, the Company agrees to indemnify, defend and hold harmless its licensees' use of Company software from and against certain losses, damages and costs arising from claims alleging the licensees' use of Company software infringes on the intellectual property rights of a third party.     The indemnification is contingent upon (a) the customer providing the Company with prompt written notice of such claims; (b) the customer providing reasonable cooperation to the Company in the defense and settlement of such claim, at the Company's expense; and (c) the Company having sole authority to defend or settle the claim. Historically, the Company has not been required to pay material amounts in connection with claims asserted under these provisions, and accordingly, the Company has not recorded a liability relating to such provisions.

4.     GOING CONCERN

        The accompanying consolidated financial statements have been prepared as if the Company will continue as a going concern. The Company's continuing losses from operations, accumulated equity deficit and negative working capital raise substantial doubt about its ability to continue as a going concern. As further discussed in Note 5, on June 17, 2004, the Company's stockholders approved the sale of the Company to Click Commerce, Inc.. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this event.

5.     SUBSEQUENT EVENT

        On July 1, 2004, Click Commerce, Inc. ("Click") acquired the Company. Pursuant to an Agreement and Plan of Merger, dated June 17, 2004, the Company became a wholly-owned indirect subsidiary of Click. Click acquired the Company for consideration consisting of approximately 698,398 shares, valued at $4.795 per share, of Click common stock and the repayment of approximately $1.3 million of existing indebtedness.

        The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of bTrade, Inc. and notes thereto included herein as well as the consolidated financial statements included in the Click Commerce, Inc. Annual Report on Form 10-K for the year ended December 31, 2003, the condensed consolidated financial statements and notes thereto (unaudited) included in the Click Commerce, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and the Current Report on Form 8-K filed on April 22, 2004 (as amended on July 2, 2004) to report the acquisition of substantially all of the operating assets and certain liabilities of Webridge, Inc.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
June 30, 2004
(dollars in thousands)

Description	Click Commerce	bTrade	ProForma Adjustments		Click Commerce/ bTrade Pro Forma
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$12,458	$9	$(1,498)	(M)	$10,969
Trade accounts receivable, net	6,387	680	(63)	(D)	7,004
Other current assets	1,414	142	—		1,556

Total current assets	20,259	831	(1,541)		19,529
Property and equipment, net	830	429	(337)	(A)	992
Intangible assets, net	2,160	—	1,618	(B)	3,778
Goodwill	1,519	—	4,869	(B)	6,338
Other assets	359	10	—		369

Total assets	$25,127	$1,270	$4,609		$31,006

Liabilities and shareholders' equity (deficit)
Current liabilities:
Accounts payable	$454	$319	$—		$773
Billings in excess of revenues earned on contracts in progress	132	—	—		132
Deferred revenue	4,274	1,440	(136)	(C)	5,578
Accrued compensation	1,322	166	—		1,488
Debt and accrued interest		1,301	(1,301)	(D)	—
Accrued expenses and other current liabilities	2,183	171	569	(M)	2,923

Total current liabilities	8,365	3,397	(868)		10,894
Other liabilities	43	—	—		43

Total liabilities	8,408	3,397	(868)		10,937
Common stock	9	71	(71) 1	(E) (F)	10
Paid in excess of par	66,108	28,185	(28,185) 3,349	(E) (F)	69,457
Preferred stock	—	227	(227)	(E)	—
Accumulated other comprehensive income	146	—			146
Deferred compensation	—	(23)	23	(E)
Note receivable—officer		(100)	100	(E)	—
Treasury stock	(117)				(117)
Accumulated deficit	(49,427)	(30,487)	30,487	(E)	(49,427)

Total shareholders' equity (deficit)	16,719	(2,127)	5,477		20,069
Total liabilities and shareholders' equity (deficit)	$25,127	$1,270	$4,609		$31,006

See accompanying notes to unaudited pro forma condensed combining financial statements

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
For the six months ended June 30, 2004
(dollars in thousands, except per share data)

Description	Click Commerce	1/1/04 to 4/21/04 Webridge	Webridge Pro Forma Adjustments		ClickCommerce/ Webridge Pro Forma	bTrade	bTrade Pro Forma adjustments		Click Commerce/ Webridge/bTrade Pro Forma
Revenues
Product license	$2,647	$98	$—		$2,745	$532	$—		$3,277
Service	8,833	1,341	—		10,174	1,802	—		11,976

Total revenues	11,480	1,439	—		12,919	2,334	—		15,253
Cost of revenues
Product license	86	—	—		86	121	—		207
Service	4,682	460	(22)	(G)	5,120	994	(31)	(I)	6,083

Total cost of revenues	4,768	460	(22)		5,206	1,115	(79)		6,290
Gross profit	6,712	979	22		7,713	1,219	79		8,963
Operating expenses:
Sales and Marketing	1,278	179	(7)	(G)	1,450	1,028	(41)	(I)	2,437
Research and development	1,065	513	(11)	(G)	1,567	623	(31)	(I)	2,159
General and administrative	2,115	173	(17)	(G)	2,281	913	(17)	(I)	3,177
Amortization of stock-based compensation	21	2	—		23	—	23
Amortization of intangible assets	169	—	92	(H)	261	—	160	(J)	421
Restructuring and other charges	—	—	—		—	—	—		—

Total operating expensess	4,648	867	67		5,582	2,564	71		8,217
Operating Income (loss)	2,064	112	(45)		2,131	(1,345)	40		746
Other income (expense)	(36)	34	—		(2)	(70)	—		(72)

Net income (loss)	2,028	146	(45)		2,129	(1,415)	(40)		674

Basic net income (loss) per share	$0.24				$0.23				$0.07

Diluted net income (loss) per share	$0.22				$0.22				$0.07

Weighted average common shares: outstanding—basic	8,623,056		615,303	(N)	9,238,359		698,398	(L)	9,936,757
Weighted average common shares outstanding—diluted	9,046,789		615,303	(N)	9,662,092		698,398	(L)	10,360,490

        See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

For the Year ended December 31, 2003

(dollars in thousands except per share data)

Description	Click Commerce	Webridge	Webridge Pro forma Adjustments		Click Commerce/ Webridge Pro Forma	bTrade	bTrade Pro Proforma Adjustments		Click Commerce/ Webridge/bTrade Pro Forma
Revenues
Product license	$4,164	$788	$—		$4,952	$1,953	$—		$6,905
Service	14,025	3,121	(154	)(K)	16,992	3,834	(382	)(C)	20,444

Total revenues	18,189	3,909	(154)		21,944	5,787	(382)		27,349
Cost of revenues
Product license	341	—	—		341	239	—		580
Service	8,375	1,123	(139)	(G)	9,359	1,730	(62)	(I)	11,027

Total cost of revenues	8,716	1,123	(139)		9,700	1,969	(62)		11,607
Gross profit	9,473	2,786	(15)		12,244	3,818	(320)		15,742
Operating expenses:
Sales and Marketing	3,409	1,197	(38)	(G)	4,568	2,739	(83)	(I)	7,224
Research and development	2,411	2,764	(66)	(G)	5,109	2,637	(62)	(I)	7,684
General and administrative	4,520	474	(54)	(G)	4,940	1,267	(34)	(I)	6,173
Amortization of stock-based compensation	58	173	—		231	—			231
Amortization of intangible assets	107	—	405	(H)	512	—	320	(J)	832
Restructuring and other charges	2,960	—	—		2,960	—	—		2,960

Total operating expensess	13,465	4,608	247		18,320	6,643	141		25,104
Operating Income (loss)	(3,992)	(1,822)	(262)		(6,076)	(2,824)	(461)		(9,362)
Other income (expense)	341	(14)	—		327	55	—		382

Net loss	(3,651)	(1,836)	(262)		(5,749)	(2,770)	(461)		(8,980)

Net loss per share—basic and diluted	$(0.45)				$(0.65)				$(0.95)

Shares used in computing net loss per share basic and diluted	8,163,223		615,303	(N)	8,778,526		698,398	(L)	9,476,924

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        The unaudited pro forma condensed combining balance sheet as of June 30, 2004 gives effect to the acquisition of bTrade, Inc. ("bTrade"), a privately-held Texas corporation as if it occurred on that date. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to the acquisition of bTrade as if it occurred at January 1, 2003. The Click Commerce pro forma amounts presented in the unaudited pro forma condensed combining statements of operations include the pro forma results from the April 21, 2004 acquisition of substantially all of the operating assets and certain liabilities of Webridge, Inc. ("Webridge"), a privately-held Delaware corporation as if it occurred on January 1, 2003.

        Under terms and conditions of the Agreement and Plan of Merger, dated as of June 17, 2004, Click Commerce, Inc. ("the Company") acquired bTrade, based on a valuation of bTrade as a going-concern. Consideration paid consisted of 698,398 shares of Company common stock valued at $3.3 million and other cash payments totaling approximately $152,000 (pending a final working capital adjustment to the shares and cash), and the repayment of approximately $1.3 million of existing bTrade indebtedness. The Company also incurred approximately $200,000 of direct expenses related to closing the bTrade acquisition. The Company funded the acquisition using available cash on hand as well as the issuance of common stock.

        The assets acquired, including intangible assets, and liabilities assumed in this acquisition were recorded based upon management's best estimates of fair value with any excess purchase price being allocated to goodwill. The preliminary purchase price allocation may be subject to further adjustment as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.     PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

  (A)
  Reflects the adjustment of property and equipment that were either (i) not acquired, (ii) had no future use, or (iii) written down to their estimated fair value as of the acquisition date

  (B)
  Reflects the establishment of intangible assets in the amount of $1.6 million, and goodwill in the amount of $4.9 million.

  (C)
  Reflects the adjustment of bTrade's deferred revenue acquired in purchase accounting to its estimated fair value.

  (D)
  Reflects the cash paid for the retirement of bTrades debt.

  (E)
  Reflects the elimination of bTrade's common stock, preferred stock, paid-in capital, deferred compensation, officer's loan and accumulated deficit.

  (F)
  Reflects the value of Click Commerce Inc. stock issued for the purchase of the assets of bTrade (approximately $3.3 million).

  (G)
  Reflects adjustment of Webridge's depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date.

  (H)
  Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition of Webridge.

  (I)
  Reflects adjustment of bTrade's depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date

  (J)
  Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition of bTrade

  (K)
  Reflects the adjustment of Webridge's deferred revenue acquired in purchase accounting to its estimated par value.

  (L)
  Reflects the maximum Click Commerce Inc. shares to be issued in connection with the bTrade acquisition. Such shares are subject to working capital and other adjustments which may lower the final number of shares to be issued.

  (M)
  Reflects accrued deal costs and necessary liabilities incurred in connection with the bTrade acquisition.

  (N)
  Reflect the shares issued in connection with the Webridge acquisition.

  (O)
  Reflect the increase in allowance for doubtful accounts in accordance with Click Commerce Inc.'s accounting policies.

  (P)
  Reflects the elimination of stock-based compensation.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed on the effective date of the bTrade acquisition. The Company incurred approximately $200,000 of direct expenses related to the closing of the bTrade acquisition. Due to the timing of the acquisition, the final allocation of the purchase price is subject to change as the Company completes the valuation of the acquired assets and assumed liabilities.

bTrade July 1, 2004
Assets:
Cash and cash equivalents	$9
Trade accounts receivable, net	637
Other current assets	41

Total current assets	687
Property and equipment	90
Intangible assets, including in-process R&D	1,618
Goodwill	4,870
Other assets	—

Total assets	7,265
Liabilities:
Accounts payable	332
Accrued liabilities	764
Short term debt obligations(1)	1,306
Deferred revenue	1,316

Total liabilities	3,718
Net assets acquired	$3,547

(1)
The acquired debt was paid immediately upon closing the acquisition of the bTrade.

The following table details the intangible assets recorded to date related to customer relationships, developed technology order backlog as well as the in-process R&D charge. These intangible assets, as well as the goodwill recorded by the Company, will be evaluated, as required to determine that the fair value of such assets do not exceed their recorded values. If an impairment exists, the carrying value of such assets will be reduced to their fair value.

	Customer Relationships (1)	Developed Technology (2)	Order Backlog (3)	In process R&D (4)	Total
bTrade	$1,195	$274	$143	$6	$1,618

(1)
Customer relationships are amortized over 5 years
(2)
Developed technology is amortized over 5 years for btrade
(3)
Order backlog is being amortized over 1 year
(4)
In process R&D is expensed immediately

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC. (Registrant)
By:	/s/ MICHAEL W. NELSON Michael W. Nelson Chief Financial Officer

Dated: February 4, 2005

INDEX TO EXHIBITS

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